UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2005

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-108780	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)

(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Acquisition of California Casualty Plaza

          Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership”), the office properties located at 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas in San Mateo, California (collectively, “California Casualty Plaza”). The acquisition was completed on June 28, 2005 by Hines 1900/2000 Alameda de Las Pulgas LLC (“Hines REIT 1900/2000”), a wholly-owned subsidiary of the Operating Partnership.

          California Casualty Plaza consists of a four-story building constructed in 1971 and substantially renovated in 1996 and a two-story building constructed in 1983. The buildings have an aggregate of 253,377 square feet of rentable area and are approximately 84% leased. Approximately 166,576 square feet, or 66% of the rentable area of the property, is leased to California Casualty Management Company (“California Casualty”). California Casualty is a privately-held provider of home and automobile insurance. No other tenant leases more than 10% of the rentable area of California Casualty Plaza.

          The aggregate purchase price for California Casualty Plaza was approximately $60,100,000, including transaction costs. The acquisition was primarily funded by a 90-day term loan in the principal amount of $60,000,000, which is more fully described below. The purchase price was determined through negotiations between OTR, a general partnership acting as duly authorized nominee of the State Teachers Retirement System of Ohio and Hines Advisors Limited Partnership, advisor to Hines REIT (the “Advisor”). The Advisor is an affiliate of the sponsor of Hines REIT, Hines Interests Limited Partnership (“Hines”), and Jeffrey C. Hines, Chairman of the Board of Directors of Hines REIT. In connection with this acquisition, we expect that the Operating Partnership will pay the Advisor acquisition fees totaling approximately $295,000.

     Credit Facility

          In connection with the acquisition of California Casualty Plaza, on June 28, 2005 the Operating Partnership entered into a term loan agreement with KeyBank National Association in the principal amount of $60,000,000. The loan has a term of 90 days and matures and becomes payable on September 26, 2005. The purpose of the loan is to provide bridge financing to pay acquisition costs for California Casualty Plaza. The loan agreement allows for borrowing at a variable rate or a LIBOR based rate plus a spread, at the election of the Operating Partnership. The rate is currently 5.82%. The loan is secured by the Operating Partnership’s interest in Hines REIT 1900/2000 and its non-managing general partnership interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) and by its direct and indirect equity interest in any entity it invests in that directly or indirectly holds real property assets, subject to certain limitations and exceptions. Hines REIT currently holds a 22.09% non-managing general partner interest in the Core Fund, which indirectly holds interests in a portfolio of nine office properties. The loan agreement also contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. Hines REIT has unconditionally guaranteed payment and performance by the Operating Partnership of its obligations under the term loan agreement and the other loan documents.

     Property Management and Leasing Agreement for California Casualty Plaza

          On June 28, 2005, Hines REIT 1900/2000 entered into a Property Management and Leasing Agreement with Hines for Hines to provide services in connection with the leasing, operation and management of California Casualty Plaza. Hines REIT 1900/2000 will be required to pay Hines a management fee equal to the lesser of 2.5% of the annual gross revenues received from California Casualty Plaza or the amount of property management fees recoverable from tenants of the property under their leases. Hines REIT 1900/2000 will also will be required to pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. Hines REIT 1900/2000 also generally will be required to reimburse Hines for its operating costs incurred in providing property management and leasing services pursuant to the agreement. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement.

          The initial term of the Property Management and Leasing Agreement is ten years. Thereafter, the agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of Hines and Hines REIT 1900/2000. Each year the agreement is in effect, Hines is required to complete and deliver to Hines REIT 1900/2000 a written performance review of the management of California Casualty Plaza. If Hines REIT 1900/2000 identifies any material operating or performance deficiencies that are within the reasonable control of Hines, it may give Hines written notice of such deficiencies. Hines will then have until the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies. If such deficiencies are not corrected within this time period, then Hines REIT 1900/2000 may give Hines notice of its desire to terminate the agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to Hines REIT 1900/2000 that such deficiencies have been cured, Hines REIT 1900/2000 may then terminate the agreement. Either Hines or Hines REIT 1900/2000 may terminate the agreement upon 30 days prior written notice in the event that Hines REIT 1900/2000 sells California Casualty Plaza, the property is substantially destroyed or condemned or an affiliate of Hines no longer serves as advisor to Hines REIT.

     Potential Acquisition of Golden Eagle Plaza by the Core Fund

          On June 27, 2005, a subsidiary of the Core Fund executed a contract with GREIT-525 and 600 B Street LP, an unaffiliated third party, to purchase Golden Eagle Plaza, located at 525 B Street in San Diego, California. Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The building contains approximately 423,546 square feet of rentable area and is approximately 98% leased.

          Approximately 63% of Golden Eagle Plaza is leased to three tenants. Golden Eagle Insurance, a provider of business insurance, leases approximately 121,626 square feet, or 29% of the rentable area of the building. Golden Eagle Insurance’s lease expires in August 2008 and has two five-year renewal options. Elsevier, Inc., a publishing company, leases approximately 73,761 square feet, or 17% of the rentable area of the building. Elsevier’s lease expires in October 2009 and has two five-year renewal options. Navy Human Resources, a branch of the United States Navy, leases approximately 73,625 square feet, or 17% of the rentable area of the building. This lease expires in May 2013 and the Navy has an on-going right to terminate the lease upon 120 days’ notice. MWBH&L California Leasing Corp. leases approximately 49,150 square feet, or 12% of the rentable area of the building. The lease expires in September 30, 2005 and has a one month renewal option. No other tenant leases more than 10% of the rentable area of the building. Our management believes that Golden Eagle Plaza is suitable and adequate for its intended purpose.

          The aggregate purchase price for Golden Eagle Plaza is expected to be approximately $116,800,000, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund anticipates that the acquisition of Golden Eagle Plaza will be funded by capital contributions made by third-party limited partners and debt financing obtained in connection with the acquisition.

          The Core Fund is an affiliate of Hines and Jeffrey C. Hines. We currently own a 22.09% non-managing general partner interest in the Core Fund. We will pay no fees or compensation to the Core Fund, its general partner or advisor in connection with the Core Fund’s acquisition of Golden Eagle Plaza. In connection with this acquisition, we expect third-party investors in the Core Fund will pay an affiliate of Hines advising the Core Fund acquisition fees totaling up to approximately $1.2 million.

          The Core Fund anticipates that the acquisition of Golden Eagle Plaza will be consummated on or about July 29, 2005. The closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of Golden Eagle Plaza will be consummated. If the Core Fund elects not to close on Golden Eagle Plaza, it will forfeit a significant amount of earnest money.

Item 2.01 Completion of Acquisition or Disposition of Assets.

          The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

          The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

          On June 30, 2005, the Board of Directors of Hines REIT declared dividends for the month of July 2005. The declared dividends will be calculated based on shareholders of record each day during the month and will equal a daily amount that, if paid each day over a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. The dividends will be aggregated and paid in cash in October 2005.

Item 9.01 Financial Statements and Exhibits.

          To be filed by amendment. The registrant hereby undertakes to file the financials statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than 75 calendar days after June 28, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
June 30, 2005	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer, Treasurer and Secretary